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                                                                  Exhibit (n)(1)



            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the inclusion of our report dated October 11, 2005 in the Statement of Additional Information of the Registration Statement (Form N-2) of Tortoise North American Energy Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 4 under the Securities Act of 1933 (Registration No. 333-122022) and Amendment No. 4 under the Investment Company Act of 1940 (Registration No. 811-21700).


                                                 /s/ Ernst & Young LLP


Kansas City, Missouri
October 18, 2005